EXHIBIT 10(m)

                                   U S WEST
                           DEFERRED COMPENSATION PLAN


               Amended and Restated Effective as of June 12, 1998


                                TABLE OF CONTENTS


                                                                                              Page

PREAMBLE                                                                                      1

ARTICLE I                   DEFINITIONS                                                       1

ARTICLE  II                 PARTICIPATION                                                     3

     Section  2.1           Eligibility to Participate                                        3
     Section  2.2           Election of Deferred Compensation                                 3
     Section  2.3           Participants' Accounts                                            4

ARTICLE III                 DEFERRED ACCOUNTS                                                 4

     Section  3.1           Crediting of Deferrals--Cash Account                              4
     Section  3.2           Crediting of Deferrals--Company Shares Account                    4
     Section  3.3           Transferring Shares Between Accounts                              4
     Section  3.4           Dividends on Company Shares Accounts                              4
     Section  3.5           Cash Account                                                      4
     Section  3.6           Change in Outstanding Shares                                      5

ARTICLE  IV                 MATCHING COMPANY CONTRIBUTIONS                                    5

     Section  4.1           Funds Eligible for Company Match                                  5
     Section  4.2           Forfeiture of Company Match                                       5
     Section  4.3           Company Match Investment                                          5

ARTICLE V                   DISTRIBUTION                                                      5

     Section  5.1           Timing of Distribution                                            5
     Section  5.2           Form of Distribution                                              6
     Section  5.3           Automatic Lump Sum Distribution                                   6
     Section  5.4           Distribution to Beneficiaries                                     6
     Section  5.5           Unforeseeable Emergency                                           7

ARTICLE VI                  CHANGE IN CONTROL                                                 7

     Section  6.1           Change in Control                                                 7
     Section  6.2           Change in Control Defined                                         8


ARTICLE  VII                MISCELLANEOUS                                                     9

     Section  7.1           Satisfaction of Interests                                         9
     Section  7.2           Inalienability of Benefits                                        9
     Section  7.3           Effect on Employment                                              9
     Section  7.4           Taxation                                                          9
     Section  7.5           Amendment or Termination                                          10
     Section  7.6           Binding Effect                                                    10
     Section  7.7           Status of Participants                                            10
     Section  7.8           Governing Law                                                     10
     Section  7.9           Federal Securities Law                                            10

ARTICLE VIII                CLAIMS PROCEDURE                                                  11

     Section  8.1           Disputes                                                          11
     Section  8.2           Submission of Claims                                              11
     Section  8.3           Denial of Claim                                                   11
     Section  8.4           Adequate Notice                                                   11
     Section  8.5           Review of Claim                                                   11
     Section  8.6           Decision on Claim                                                 11

SIGNATURE PAGE                                                                                12


                                    U S WEST
                           DEFERRED COMPENSATION PLAN

                                    PREAMBLE

         U S WEST, Inc. maintains the U S WEST Deferred Compensation Plan (the "Plan") to permit Eligible Employees, and New Executives to defer a portion of their compensation and to provide a "matching credit" with respect to all or a portion of such deferred compensation. As of the Separation Time, U S WEST, Inc. and the Plan shall have no liability for benefits accrued under the Plan by individuals who participated in the Plan prior to the Separation Time but who are employees of MediaOne Group, Inc. at the Separation Time; MediaOne Group, Inc. and the MediaOne Group Deferred Compensation Plan shall assume all such liabilities.

         The Plan is intended to be a nonqualified deferred compensation "top-hat" plan for "a select group of management or highly compensated employees," as that phrase is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This amended and restated Plan is effective as of the Separation Time.


                                    ARTICLE I

                                   DEFINITIONS

         1.1 "Administrator" means the Vice President-Law and Human Resources of the Company or his or her delegate (or, in the event the Plan benefits of the Vice President-Law and Corporate Human Resources are directly or indirectly impacted by any claim for benefits, the Executive Vice President-Public Policy, Human Resources and Law or his or her delegate).

         1.2   "Board of Directors" means the Board of Directors of the Company.

         1.3   "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 "Committee" means the Human Resources Committee of the Board of Directors of U S WEST, Inc. or its delegate.


         1.5 "Company" means (a) after the Separation Time, U S WEST, Inc., a Delaware corporation formerly named USW-C, Inc. and, (b) prior to the Separation Time, U S WEST, Inc. "Company" shall also include any successor company and any adopting subsidiaries approved by U S WEST, Inc. or its successor.

         1.6 "Deferred Compensation" means Eligible Compensation deferred under the Plan, reduced by any taxes deducted in accordance with Section 7.5.

         1.7 "Eligible Compensation" means (a) any award payable under an annual incentive program, including a team award and an STIP and (b) at the election of the Participant, either (i) Excluded Compensation, or (ii) Pay (as defined in the Savings Plan) earned by a Participant during a Plan Year after the Participant has contributed to the Savings Plan the maximum pre-tax contribution permitted under section 402(g) of the Code.

         1.8 "Eligible Employee" means any management or highly compensated employee of the Company solicited by the Administrator in his or her sole discretion.

         1.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.10 "Excluded Compensation" means that part of a Participant's Pay (as defined in the Savings Plan) earned from the Company that exceeds the dollar limit in effect during the Plan Year under section 401(a)(17) of the Code.

         1.11 "New Executive" means an Eligible Employee who has not met the minimum service requirements of the Savings Plan and any individual who, during the Plan Year, is promoted to a key executive or managerial position.

         1.12 "Participant" means an Eligible Employee who has elected to participate in the Plan.

         1.13 "Pension Plan" means the U S WEST Pension Plan, as amended from time to time.

         1.14 "Plan" means this U S WEST Deferred Compensation Plan, as amended from time to time.

         1.15     "Plan Year" means the calendar year.

         1.16 "Savings Plan" means the U S WEST Savings Plan/ESOP, as amended from time to time.

         1.17 "Separation Time" means the time at which U S WEST, Inc., a Delaware corporation, ("Old U S WEST") is separated into two separate public companies, USW-C, Inc., renamed U S WEST, Inc. as of the Separation Time (the "Company") and MediaOne Group, Inc.

         1.18 "STIP" means any senior management short term incentive award, including any award under the Short Term Incentive Plan and the Executive Short Term Incentive Plan maintained by the Company.

                                   ARTICLE II

                                  PARTICIPATION

         2.1 Eligibility to Participate. Participation in the Plan shall be limited to Eligible Employees who are chosen to participate in the Plan by the Administrator in his or her sole discretion.

         2.2 Election of Deferred Compensation. Participants shall make irrevocable Deferred Compensation elections in such form as is specified by the Company. A Deferred Compensation election shall apply only to Eligible Compensation earned during the Plan Year specified in the election, and shall specify the whole percentage to be deferred, up to 75%, of Eligible Compensation other than an STIP and the whole percentage, up to 100%, net of required withholding taxes, of any STIP.

         Deferred Compensation elections shall be made prior to the last day of the Plan Year preceding the Plan Year in which the services for which the compensation is payable are performed or, if earlier, prior to the close of the enrollment period specified by the Administrator. Compensation shall actually be deferred at the time such compensation would otherwise be paid to the Participant (e.g., a deferral election regarding an annual award to be earned in 2000 must be made in 1999 and the actual deferral of such award shall be at the time the award becomes payable in 2001). Notwithstanding the foregoing, New Executives shall make Deferred Compensation elections within 30 days of the date their employment with the Company commences.

         Annual elections are voluntary and irrevocable as to the amount of Deferred Compensation. A Participant's initial annual election must specify the time and form of payment (pursuant to Sections 5.1 and 5.2) of such Deferred Compensation and must specify the accounts to which deferrals shall be credited. Once a Participant has specified the time and form of payment and the account to which deferrals shall be credited, such elections shall remain in effect and apply to subsequent years' Deferred Compensation until the Participant chooses different time, form and/or accounts in his or her annual election. Payments attributable to the Company match shall be distributed at the same time and in the same form as the corresponding Deferred Compensation.

         Subject to the limitations below, a Participant may make an additional election ("Additional Election") to change prior elections regarding the timing and form of distributions from all prior annual accounts. Such Additional Election shall be made no more often than once every five years and only with regard to prior years for which payment has not yet begun. Any such Additional Election shall be effective on the date that is six months after the date the Participant made such election, provided the Participant has been continuously employed by the Company for such six-month period. In the event a Participant requests an Additional Election within five years of the date of a previous Additional Election that has taken effect, or with respect to an account that is scheduled to be distributed or to commence distribution within 6 months of such election, such Additional Election shall be null and void.

         2.3 Participants' Accounts. For every Plan Year, a separate bookkeeping account shall be maintained for each Participant. Each Participant's accounts may include the following: (a) an account treated as invested in phantom U S WEST, Inc. common stock (the "Company Shares Account"), (b) an account treated as invested in cash, ("Cash Account"), and (c) an account accumulating the Company match (the "Company Match Account"), which shall be treated as invested entirely in phantom U S WEST, Inc.
common stock in a Company Shares Account.

                                   ARTICLE III

                                DEFERRED ACCOUNTS

         3.1 Crediting of Deferrals -- Cash Account. A Participant may elect that up to 50% of his or her annual Deferred Compensation be credited to the Cash Account. The Cash Account shall be merely a bookkeeping entry and shall not represent funds set aside and invested.

         3.2      Crediting  of Deferrals - Company Shares Account.

         Pursuant to a Participant's election, Deferred Compensation (unless credited to the Cash Account) shall be credited to the Participant's Company Shares Account, which shall be credited with phantom shares of U S WEST, Inc. common stock. The amounts so credited shall be converted to shares of phantom stock in accordance with standard record keeping procedures.

         3.3 Transferring Shares Between Accounts. No more frequently than two times per year, or as otherwise determined by the Administrator, a Participant may elect to transfer all or a portion of his or her Cash Account to his or her Company Shares Account. A Participant may not transfer any portion of his or her Company Shares Account to his or her Cash Account unless the Participant is no longer employed by the Company.

         3.4 Dividends on Company Shares Accounts. Participants shall be credited dividend payments on the phantom stock held in their Company Shares Accounts if, and to the extent, a dividend is paid by the Company on its common stock. The amount credited shall be credited in shares of phantom stock and shall be calculated by multiplying the number of phantom shares held in the Participant's Company Shares Accounts by the dividend payable per share of Company common stock.

         3.5 Cash Account. Deferred Compensation that is credited to a Participant's Cash Account shall be credited with additional amounts representing earnings from the date the Deferred Compensation is credited to the Participant's Cash Account. The crediting rate for such earnings shall be determined at the beginning of each quarter and shall be based on 10-year U.S. Treasury note rates plus 1% for deferrals credited after December 31, 1990 (DC-T Plus One). Deferrals made to Cash Accounts prior to 1991 shall be credited with interest based on 10-year U.S. Treasury note rates plus 2% (DC-T Plus Two).

         3.6 Change in Outstanding Shares. In the event of any change in outstanding U S WEST, Inc. shares by reason of any stock dividend or split, recapitalization, merger, consolidation or exchange of shares or other similar corporate change, the Board of Directors or its delegate shall make such adjustments, if any, that it deems appropriate in the number of phantom shares then credited to the Participant's accounts. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

                                   ARTICLE IV

                         MATCHING COMPANY CONTRIBUTIONS

         4.1 Funds Eligible for Company Match. A Participant shall receive matching contribution credits on his or her Deferred Compensation in accordance with the matching formula, if any, applicable to such Participant under the provisions of the Savings Plan, as if such Deferred Compensation had been contributed to the Savings Plan. If a Participant contributes to both the Savings Plan and the Plan, deferrals under the Plan shall receive matching contributions credits only to the extent that the Participant has elected a contribution percentage under the Savings Plan that is less than the maximum percentage eligible for Company match under the Savings Plan. Annual incentive awards shall be eligible for a match without regard to whether the Participant is employed by the Company on the date such award is paid.

         4.2 Forfeiture of Company Match. Subject to Article 6, a Participant's Company matching contribution credits and the earnings thereon shall be subject to forfeiture unless and until the Participant is vested in the Company match in the Savings Plan.

         4.3 Company Match Investment. The Company's matching contribution credits shall be credited to the Participant's Company Match Account and shall be treated as invested in accordance with Sections 2.3 and 3.2 above.

                                    ARTICLE V

                                  DISTRIBUTION

         5.1 Timing of Distribution. Benefit payments under the Plan shall commence at the time specified in the Participant's deferral election made pursuant to Section 2.2, which time may be while the Participant is employed by the Company; however, benefit payments shall commence no later than March of the Plan Year next following the earliest to occur of the following events: (a) the date that is five years after the Participant's termination of employment, (b) the Participant's 65th birthday, if the Participant is not employed by the Company on such date, or (c) the Participant's death. If the Participant fails to specify a distribution date, the Participant's benefit payments shall commence no later than March of the Plan Year next following the Plan Year in which the Participant's termination of employment occurs.

         Notwithstanding the preceding paragraph, in the event that the Internal Revenue Service or a court determines that amounts deferred under the Plan are currently taxable to any Participant due to the administration, operation or any provision of the Plan, the Committee shall have the discretion to cause such taxable amounts to be distributed to such Participant during the year in which such amounts are taxable or during any year thereafter.

         5.2      Form of Distribution.

         (a) At the time a Participant makes an election to participate in the Plan, the Participant shall also make an election with respect to the form or timing of distribution of the amounts credited to such Participant's account. Such election shall be made at the same time as part of the election made in
Section 2.2 above. Amounts shall be distributed in cash, provided, however that a Participant may elect to receive amounts credited to the Participant's Company Shares Accounts as shares of U S WEST, Inc.
common stock.

         (b) A Participant may elect to receive the amount credited to such Participant's accounts: (i) in one lump sum payment, (ii) in some other whole number of approximately equal or percentage-based annual installments, not to exceed ten installments, or (iii) in a combination of a lump sum and installments; except that if the total amount credited to all of a Participant's accounts is less than $10,000 at the time benefits commence, such amount shall be distributed as a lump sum pursuant to Section 5.3. Notwithstanding the foregoing, Participants who commence a leave of absence or other assignment approved by the Company or who continue to accrue service credit with the Company following their termination of employment shall not be subject to an automatic lump sum distribution from the Plan.

         5.3 Automatic Lump Sum Distribution. The entire amount credited to a Participant's account shall be paid in a single payment to the Participant in March of the Plan Year next following the Plan Year in which the Participant's termination of employment occurs if: (a) a Participant failed to specify a form of payment, (b) a Participant's balance is less than $10,000 and the Participant has not received prior payments under the Plan, or (c) a Participant becomes a proprietor, officer, partner, employee, agent, or otherwise enters into a similar relationship with a competitor or a governmental agency having jurisdiction over the activities of the Company.

         5.4 Distribution to Beneficiaries. In connection with the election described in Section 5.2, a Participant may elect that if such Participant dies before full distribution of all amounts credited to his or her account, the balance of the account shall be distributed to the beneficiary or beneficiaries designated in writing by the Participant. If no such designation has been made, the balance of the account shall be distributed to the estate of the Participant. The Participant shall designate whether the distribution to the beneficiary is to be made in one payment or some other number of approximately equal installments (not exceeding 10). If the form of distribution is not specified, the distribution shall be made as a lump sum payment. The first installment (or the lump sum payment if the Participant has so elected) shall be paid no later than March of the Plan Year next following the Plan Year in which the Participant dies.

         5.5 Unforeseeable Emergency. The Participant may, in writing, request early withdrawal in the event of an "unforeseeable emergency." The request should be directed to the Administrator, who may, in his or her discretion, approve an early withdrawal in an amount not to exceed the amount reasonably necessary to meet the emergency, reduced by any funds that the Administrator determines may be used by a Participant to relieve the hardship, including, but not limited to, reimbursement or compensation by insurance or otherwise, liquidation of assets (to the extent such liquidation itself would not cause severe financial hardship), or amounts realized through a cessation of deferrals under the Plan. In the case of individuals subject to Section 16 of the Exchange Act (as hereinafter defined), an early withdrawal shall be subject to the discretion of the Committee.

         An "unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.
"Unforeseeable emergency" includes:

         (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant (as defined in Code section 152(a));

         (b)      a loss of property due to casualty; or

         (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control.

     "Unforeseeable emergencies" shall not include college tuition or the costs of purchasing a home.

                                   ARTICLE VI

                                CHANGE IN CONTROL

     6.1 Change in Control. Upon a Change in Control (defined in Section 6.2) of the Company, the following provisions shall apply:

         (a) As of the Change in Control, each Participant shall be fully vested in his or her Company Match Account, regardless of vesting status under the Savings Plan. Each Participant whose service with the Company terminates after the Change in Control and before such Participant is fully vested in the Company match in the Savings Plan shall be entitled to an additional payment under this Plan equal to the amount forfeited under the Savings Plan. Such additional amount shall be payable in accordance with Article 5.

         (b) Each Participant in this Plan may elect no later than thirty days after the Change in Control to receive as soon as practicable following the Change in Control, a single lump sum payment equal to 94% of the value of his benefits under this Plan as of the date of the Change in Control. A Participant making such election shall permanently forfeit the remaining 6% of the value of his benefits under this Plan as of the date of the Change in Control and the Company shall have no further liability to the Participant with respect to benefits accrued under this Plan for periods prior to the Change in Control.

         (c) Without the written consent of each affected Participant, this Plan may not be amended during the period commencing on the date of the Change in Control and ending three years thereafter in any way that would cause a Participant to receive lower benefits under this Plan than he would have received if such amendment had not been made, including, but not limited to, amendments affecting eligibility and coverage.

         (d) The Company has established an irrevocable "rabbi trust" that may provide a source of funds to satisfy the Company's liability under this Plan. Upon a Change in Control, the Company shall transfer to the trustee of such trust an amount equal to the present value of all benefits under this Plan as of the date of the Change in Control. The trustee shall be a bank or other entity that may be granted corporate trustee powers under applicable law. The Company shall have no obligation to pay any benefits under this Plan to the extent such benefits are paid from such trust.

         6.2 Change in Control Defined. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in the following circumstances:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing 20% or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors;

         (b) any period of two consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (c) the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company shall not be the surviving corporation or (ii) the Company shall be the surviving corporation and any outstanding shares of common stock of the Company shall be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

         (d) any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control for all Plan Participants.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 Satisfaction of Interests. The Company may transfer assets to a trustee to be held in trust. Any trust created by the Company and any assets held by such trust to assist it in meeting its obligations under the Plan shall conform to the terms of the model trust (the "Trust"), as described in Revenue Procedure 92-64, 1992-33 I.R.B. 11, as modified, or any successor thereto. It is the intention of the Company and the Participants that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. Benefits under the Plan shall be paid from the Trust to the extent that there are sufficient assets in the Trust. However, the Company, at its discretion, may pay the benefits payable under the Plan out of its operating assets. If the assets of the Trust are not sufficient to pay the benefits under the Plan, the Company shall pay the benefits.

         7.2 Inalienability of Benefits. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or creditors of the Participant's beneficiary.

         7.3 Effect on Employment. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, any obligation on (a) the Company to continue the employment of any Participant and (b) any Participant to remain in the employ of the Company.

         7.4 Taxation. The Company shall have the right to deduct from any deferral to be made or any distribution to be paid under the Plan any federal, state or local income and employment taxes that it is required by law to withhold.

         In the event that the Internal Revenue Service or a court determines that amounts deferred under the Plan are currently taxable to any Participant due to the administration, operation or any provision of the Plan, such liability shall be the sole responsibility of the Participant, and the Company shall not be liable for any such taxes.

         7.5 Amendment or Termination. The Committee may at any time amend or terminate the Plan, but such amendments or termination shall not adversely affect the rights of any Participant to any accrued vested benefit under the Plan prior to the effective date of such amendment or termination without his or her consent. The Administrator or his or her delegate shall be authorized to make minor or administrative amendments to the Plan. Participants' account balances shall be frozen upon termination of the Plan, and any assets held in trust pursuant to Section 7.1 in excess of the amount required to pay benefits under the Plan shall be paid to the Company.

         7.6 Binding Effect. The Plan and all benefits payable hereunder shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

         7.7      Status of Participants.

         Participants and beneficiaries shall have the status of unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future.

         No Participant or beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of any trust established in connection with the Plan pursuant to Section 7.1 prior to the time such assets are paid to the Participant or beneficiary. All rights created under the Plan and any trust shall be mere unsecured contractual, but enforceable rights of the Participants and beneficiaries against the Company. The rights under the Plan and assets in the trust, if any, shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by any Participant or beneficiary, and any attempt to do so shall be null and void.

         7.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.

         7.9 Federal  Securities  Law.  With respect to  individuals  subject to
Section 16 of the Exchange Act, the Company intends that the provisions of this Plan and all transactions effected in accordance with the Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, notwithstanding any other provision set forth in this Plan, the Administrator shall administer and interpret the Plan to maintain compliance with such rule.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE

         8.1 Disputes. All disputes concerning benefits under this Plan shall be subject to this Article VIII.

         8.2 Submission of Claims. Claims must be submitted in writing and presented to the Administrator, who shall have full and absolute discretion to interpret the provisions of the Plan.

         8.3 Denial of Claim. If a claim is denied, notice of denial shall be furnished by the Administrator to the claimant within 90 days after the receipt of the claim by the Administrator, unless special circumstances require an extension of the time for processing the claim, in which event notification of extension shall be provided to the Participant or the beneficiary. The extension shall not exceed 90 days.

         8.4 Adequate Notice. The Administrator shall provide adequate notice, in writing, to any claimant whose claim has been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review. The claimant or the claimant's authorized representative may request such a review upon written application. The claimant may review pertinent documents and may submit issues or comments in writing. The claimant or the claimant's duly authorized representative must request such review within the reasonable period of time prescribed by the Administrator. In no event shall such a period of time be less than 60 days.

         8.5 Review of Claim. The Administrator shall serve as the final review committee, under the Plan, ERISA, and the Code, for the review of all claims by Participants whose initial claims for benefits have been denied, in whole or in part, by the Company. The Administrator shall have the authority to interpret the provisions of the Plan in his or her full and absolute discretion.

         8.6 Decision on Claim. A decision on review shall be rendered within 60 days after the receipt of the request for review by the Administrator. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Administrator's receipt of the request for the review. If such an extension of time of review is required, written notice of the extension shall be furnished to the claimant. The decision of the Administrator shall be furnished to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. The decision of the Administrator shall be final and binding.

Executed this 12th day of June, 1998

                             U S WEST, INC. (formerly U S WEST-C, Inc.)

                                 /S/ ANTONIA D. OZEROFF
                             By________________________________________

                             Its Vice President-Law and Corporate
                                 Human Resources and Assistant Secretary